EXHIBIT 99.1

The Trade Desk Reports Fourth Quarter and Fiscal Year 2017 Financial Results

LOS ANGELES, Feb. 22, 2018 (GLOBE NEWSWIRE) -- The Trade Desk, Inc. (NASDAQ:TTD), a provider of a global technology platform for buyers of advertising, today announced financial results for its fourth quarter and fiscal year ended December 31, 2017.

“The fourth quarter was outstanding for the Trade Desk and a capstone to a terrific 2017.  For the year, we surpassed $1.55 billion in gross spend on our platform, grew revenue 52% to more than $308 million and generated over $95 million of adjusted EBITDA,” said Founder and CEO of The Trade Desk, Jeff Green. “Our mission has always been to change the way advertising is bought on our software platform and 2017 marked a year of great strides toward that goal.  Exiting the year, we had more of the largest brands in the world spending on our platform than ever before as they recognize we are the only purely independent platform buying media at scale, objectively, across digital channels and devices. We also invested more into technology and product development than we ever have before to help drive our next stage of growth in the coming years. We expect 2018 to be another record year for the company as we continue to see great momentum in the adoption of programmatic advertising on our platform worldwide.”

Fourth Quarter and Fiscal Year 2017 Financial Highlights:

The following table summarizes our consolidated financial results for the quarters and fiscal years ended December 31, 2017 and 2016 ($ in millions, except per share amounts):

	Three Months Ended		Year Ended
	December 31,		December 31,
	2017	2016	2017	2016
GAAP Results
Revenue	$102.6	$72.4	$308.2	$202.9
Increase in revenue year over year	42%	70%	52%	78%
Net Income	$16.8	$10.3	$50.8	$20.5
Diluted EPS(1)	$0.38	$0.24	$1.15	$(1.46)

Non-GAAP Results
Adjusted EBITDA	$39.5	$28.6	$95.5	$65.2
Adjusted EBITDA Margin	38%	39%	31%	32%
Non-GAAP Net Income(1)	$24.2	$14.2	$70.4	$35.3
Non-GAAP Diluted EPS(1)	$0.54	$0.33	$1.60	$0.89

(1) Attributable to common stockholders-diluted

Fourth Quarter and 2017 Business Highlights Include:

  Continued Share Gain:  2017 gross spend on the platform was over $1.55 billion, a 51% increase from a year ago.  According to Magna Global, total real-time-bidding programmatic was estimated to increase 27% in 2017.
  Continued Omnichannel Growth: 2017 Mobile spend surpassed display spend for the first time driven by newer channels such as mobile video. Omnichannel solutions remain a strategic focus for The Trade Desk as the industry continues shifting toward transparency and programmatic buying.  Specific channel highlights include:
    Audio grew 648% from Q42016 to Q42017
    Connected TV grew 535% from Q42016 to Q42017
    Mobile video grew nearly 121% from 2016 to 2017
    Native spend grew 587% from 2016 to 2017
  Strong Customer Traction and Retention: The Trade Desk ended 2017 with 657 active customers and customer retention remained over 95% during the quarter, as it has for the previous 16 quarters.
  New Products and Features: Throughout 2017, The Trade Desk released many new product features and enhancements to its platform including:
    Our Connected TV (CTV) audience targeting, retargeting, and measurement products which give our customers the same functionalities as all the other channels in our platform.
    Auto-Optimization enhanced by our team of data scientists so customers see even better performance when they choose to let the algorithm optimize to their campaign goals.
    New data partnerships giving our customers access to user-declared age and gender data from premium third-party providers.
    First-to-market in-app viewability measurement capabilities to enhance transparency and aid in inventory discovery.
    Introduction of My Reports, our best-in-class reporting stack, which gives users an even-easier way to garner campaign insights. Enhanced customization capabilities let users include or exclude metrics from standard templates or build their own from scratch. Everything that is reported can be optimized in the platform to maximize performance.
    Enhancements to the user experience with Private Marketplace Troubleshooting tools in the UI, which exposes common reasons why PMP deals are excluded from bidding, previously only available via a custom report.
    Integration with Placed and Oracle that allows customers to easily measure how their digital advertising drives in-store foot traffic and in-store purchase.
    A major new native video release that included functionality such as hosted native creative workflow that supports video upload, completion rate metrics, and creative safeguards.
    A data provider audience injector that utilizes one of our large data partner’s self- service UI for audience creation and management.
  Combatting Invalid Traffic: Partnered with White Ops to become the first advertising platform to block invalid impressions before they are purchased.
  Brand Safety:
    Expanded our integration with Integral Ad Science to offer reporting in the UI for viewability, suspicious activity and brand safety.  The Trade Desk continues to lead the industry in offering some of the most “brand safe” and “premium inventory” through its platform.
    A commitment to the IAB Tech Lab’s Ads.txt initiative, the new open standard and technical specification for increasing transparency across the digital programmatic ecosystem.
  Cross-Device Expansion: On October 24, 2017, The Trade Desk acquired certain assets of Adbrain Ltd. Combined with existing deterministic cross-device data sets, Adbrain’s technology gives The Trade Desk a proprietary device graph to match a user’s identity across different devices, driving better results for marketers and the best possible ad experience for consumers.
  Global Footprint Expansion: In 2017, The Trade Desk broadened its coverage with the opening of offices in Paris, France; Madrid, Spain; Shanghai, China in addition to Seattle and Bellevue, Washington.
  Best Places to Work: The Trade Desk ranked as one of the best places to work for on Glassdoor’s Best Software Companies to Work for in 2018 list and debuted at #11 on Fortune’s 2017 Best Medium-Sized Workplaces list for 2017.

Full Year 2018 and First Quarter Outlook:

Mr. Green added: “We exited 2017 with strong momentum with more customers and more spend on more channels than ever before and 2018 is off to a strong start. For 2018, we expect gross spend on our platform to be at least $2.1 billion and revenue to be at least $403 million. In the year ahead, we are launching an enhanced user experience on our platform based on data visualization and we are unveiling robust media planning tools that will leverage our data to model optimum campaigns.  In addition, we are making incremental investments of $15-20 million in high opportunity areas such as mobile, Connected TV, global expansion, and creating a safer programmatic environment. As a result, we expect our adjusted EBITDA to be $117 million or about 29% of revenue. Our focus is on gaining share and revenue growth as this will ultimately maximize profitability over the long-term.“

The Trade Desk is providing its financial targets for the fiscal year 2018 and first quarter of 2018. The Company’s financial targets are as follows:

Full Year 2018

  Total gross spend of at least $2.1 billion
  Revenue of at least $403 million
  Adjusted EBITDA of $117 million or about 29% of revenue

First Quarter 2018:

  Revenue of $73 million
  Adjusted EBITDA of $7.5 million

Reconciliation of adjusted EBITDA guidance to the closest corresponding U.S. GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the variability and complexity with respect to the charges excluded from these non-GAAP measures; in particular, the measures and effects of our stock-based compensation expense that are directly impacted by unpredictable fluctuations in our share price. We expect the variability of the above charges could have a significant, and potentially unpredictable, impact on our future U.S. GAAP financial results.

Use of Non-GAAP Financial Information

Included within this press release are non-GAAP financial measures that supplement the Condensed Consolidated Statements of Operations of The Trade Desk, Inc. (the Company) prepared under generally accepted accounting principles (GAAP). These non-GAAP financial measures adjust the Company's actual results prepared under GAAP by excluding charges for depreciation and amortization, stock-based compensation, interest expense, secondary offering costs and changes in fair value of preferred stock warrant liabilities. A tax rate on the tax-deductible portion of the stock-based compensation expense approximating 40% has been used in the computation of non-GAAP Net loss and non-GAAP diluted EPS attributed to common stockholders. Since the other excluded charges are non-taxable, a tax effect for those charges was not included. Also included in these non-GAAP financial measures are adjustments to diluted earnings per share amounts, as applicable, to reflect the conversion upon the Company’s IPO of all then-outstanding shares of convertible preferred stock into one third of one share of common stock using the as-if-converted method, as of January 1, 2016, or the date of issuance, if later. Reconciliations of GAAP to non-GAAP amounts for the periods presented herein are provided in schedules accompanying this release and should be considered together with the Condensed Consolidated Statements of Operations. These non-GAAP measures are not meant as a substitute for GAAP, but are included solely for informational and comparative purposes. The Company's management believes that this information can assist investors in evaluating the Company's operational trends, financial performance, and cash generating capacity. Management believes these non-GAAP measures allow investors to evaluate the Company’s financial performance using some of the same measures as management. However, the non-GAAP financial measures should not be regarded as a replacement for or superior to corresponding, similarly captioned, GAAP measures and may be different from non-GAAP financial measures used by other companies.

Fourth Quarter and Fiscal Year 2017 Results Webcast and Conference Call Details

  When: February 22, 2018 at 2:00 P.M. Pacific Time (5:00 P.M. Eastern Time).
  Webcast: A live webcast of the call can be accessed from the Investor Relations section of The Trade Desk’s website at http://investors.thetradedesk.com/.  Following the call, a replay will be available on the company’s website.
  Dial-in: To access the call via telephone in North America, please dial 877-407-0782.  For international callers, please dial 1-201-689-8567.  Participants should reference the conference call ID “The Trade Desk Call” after dialing in.
  Audio replay:  An audio replay of the call will be available beginning about two hours after the call.  To listen to the replay in North America, please dial 877-481-4010 (replay code: 25200).  International callers, please dial 1-919-882-2331 (replay code: 25200). The audio replay will be available via telephone until March 1, 2018.

About The Trade Desk

The Trade Desk™ (Nasdaq:TTD) is a technology company that empowers buyers of advertising. Through its self-service, cloud-based platform, ad buyers can create, manage, and optimize more expressive data-driven digital advertising campaigns across ad formats, including display, video, audio, native and, social, on a multitude of devices, such as computers, mobile devices, and connected TV. Integrations with major data, inventory, and publisher partners ensure maximum reach and decisioning capabilities, and enterprise APIs enable custom development on top of the platform. Headquartered in Ventura, CA, The Trade Desk has offices across North America, Europe, and Asia.

Forward-Looking Statements:
This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to expectations concerning matters that (a) are not historical facts, (b) predict or forecast future events or results, or (c) embody assumptions that may prove to have been inaccurate, including statements relating to the industry and market trends, and the Company’s financial targets such as revenue and Adjusted EBITDA.  When words such as “believe,” “expect,” “anticipate,” “will”, “outlook” or similar expressions are used, the Company is making forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it cannot give readers any assurance that such expectations will prove correct. These forward-looking statements involve risks, uncertainties and assumptions, including those related to the Company’s limited operating history, which makes it difficult to evaluate the Company’s business and prospects, the market for programmatic advertising developing slower or differently than the Company’s expectations, the demands and expectations of clients and the ability to attract and retain clients. The actual results may differ materially from those anticipated in the forward-looking statements as a result of numerous factors, many of which are beyond the control of the Company. These are disclosed in the Company’s reports filed from time to time with the Securities and Exchange Commission, including its most recent Form 10-K and any subsequent filings on Forms 10-Q or 8-K, available at www.sec.gov. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company does not intend to update any forward-looking statement contained in this press release to reflect events or circumstances arising after the date hereof

Contact
Investors
Chris Toth
Vice President Investor Relations, The Trade Desk
ir@thetradedesk.com
310-334-9183

Media
Austin Rotter
Associate Vice President, 5WPR
arotter@5wpr.com
646-862-6866

THE TRADE DESK, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2017	2016	2017	2016
Revenue	$102,648	$72,410	$308,217	$202,926
Operating expenses:
Platform operations	21,133	13,259	66,230	39,876
Sales and marketing	18,537	14,774	61,379	46,056
Technology and development	17,029	9,619	52,806	27,313
General and administrative	16,631	10,721	58,446	32,163
Total operating expenses	73,330	48,373	238,861	145,408
Income from operations	29,318	24,037	69,356	57,518
Total other expense, net	1,282	1,073	5,731	13,684
Income before income taxes	28,036	22,964	63,625	43,834
Provision for income taxes	11,225	12,684	12,827	23,352
Net income	$16,811	$10,280	$50,798	$20,482
Net income (loss) attributable to common stockholders	$16,811	$10,280	$50,798	$(26,727)
Earnings (loss) per share:
Basic	$0.41	$0.27	$1.26	$(1.46)
Diluted	$0.38	$0.24	$1.15	$(1.46)
Weighted average shares outstanding:
Basic	41,108	38,588	40,262	18,280
Diluted	44,464	43,023	44,056	18,280

STOCK-BASED COMPENSATION EXPENSE
(Amounts in thousands)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2017	2016	2017	2016
Platform operations	$1,131	$642	$2,674	$756
Sales and marketing	2,984	1,389	6,261	1,707
Technology and development	2,680	1,183	6,661	1,513
General and administrative	2,116	794	5,721	1,080
Total	$8,911	$4,008	$21,317	$5,056

THE TRADE DESK, INC.

CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)
(Unaudited)

	As of	As of
	December 31, 2017	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$155,950	$133,400
Accounts receivable, net	599,565	377,240
Prepaid expenses and other current assets	10,298	5,763
Total current assets	765,813	516,403
Property and equipment, net	17,405	14,779
Deferred income taxes	3,359	1,778
Other assets, non-current	10,587	4,636
Total assets	$797,164	$537,596

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$490,377	$321,163
Accrued expenses and other current liabilities	28,155	22,973
Total current liabilities	518,532	344,136
Debt, net	27,000	25,847
Other liabilities, non-current	6,049	3,233
Total liabilities	551,581	373,216

Stockholders' equity:
Preferred stock	—	—
Common stock	—	—
Additional paid-in capital	209,603	179,198
Retained earnings (accumulated deficit)	35,980	(14,818)
Total stockholders' equity	245,583	164,380
Total liabilities and stockholders' equity	$797,164	$537,596

THE TRADE DESK, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
(Unaudited)

	Year Ended December 31,
	2017	2016
OPERATING ACTIVITIES:
Net income	$50,798	$20,482
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,209	3,798
Stock-based compensation	21,317	5,056
Change in fair value of preferred stock warrant liabilities	—	9,458
Deferred income taxes	(1,581)	(607)
Bad debt expense	4,289	1,890
Other	(1,303)	1,160
Changes in operating assets and liabilities:
Accounts receivable	(224,636)	(187,736)
Prepaid expenses and other assets	(5,033)	(2,675)
Accounts payable	171,793	209,483
Accrued expenses and other liabilities	8,371	14,722
Net cash provided by operating activities	31,224	75,031
INVESTING ACTIVITIES:
Purchases of property and equipment	(10,110)	(6,884)
Capitalized software development costs	(2,954)	(2,337)
Business acquisition	(3,000)	—
Net cash used in investing activities	(16,064)	(9,221)
FINANCING ACTIVITIES:
Proceeds from line of credit	—	75,847
Repayment on line of credit	—	(65,000)
Repayment of term debt	—	(30,000)
Payment of debt financing costs	(154)	(976)
Payment of financing obligations	(1,001)	(550)
Proceeds from issuance of Series C convertible preferred stock	—	60,000
Repurchase of preferred stock and common stock	—	(54,000)
Proceeds from exercise of stock options	2,565	488
Proceeds from employee stock purchase plan	6,997	4,224
Taxes paid related to net settlement of restricted stock awards	(1,017)	—
Payment of stock repurchase costs	—	(155)
Payment of Series C convertible preferred stock offering costs	—	(129)
Proceeds from the issuance of Class A common stock in initial public offering, net of underwriting commissions	—	78,120
Payment of offering costs—initial public offering	—	(4,326)
Net cash provided by financing activities	7,390	63,543
Increase (decrease) in cash and cash equivalents	22,550	129,353
Cash and cash equivalents—Beginning of period	133,400	4,047
Cash and cash equivalents—End of period	$155,950	$133,400

Non-GAAP Financial Metrics
(Amounts in thousands, except per share amounts)

The following tables show the Company’s GAAP financial metrics reconciled to non-GAAP financial metrics included in this release.

	Three Months Ended		Year Ended
	December 31,		December 31,
	2017	2016	2017	2016

	(in thousands)
Net income	$16,811	$10,280	$50,798	$20,482
Add back:
Depreciation and amortization expense	2,052	1,186	7,209	3,798
Stock-based compensation expense	8,911	4,008	21,317	5,056
Interest expense	501	411	1,791	3,075
Secondary offering costs	—	—	1,523	—
Change in fair value of preferred stock warrant liabilities	—	—	—	9,458
Provision for income taxes	11,225	12,684	12,827	23,352
Adjusted EBITDA	$39,500	$28,569	$95,465	$65,221

	Three Months Ended		Year Ended
	December 31,		December 31,
	2017	2016	2017	2016
GAAP net income attributable to common stockholders -diluted	$16,811	$10,280	$50,798	$(26,727)
Add back (deduct):
Stock-based compensation expense	8,911	4,008	21,317	5,056
Secondary offering costs	—	—	1,523	—
Premium on repurchase of convertible preferred stock	—	—	—	47,209
Change in fair value of preferred stock warrant liabilities	—	—	—	9,458
Liquidation fee related to prior debt facility	—	—	—	750
Adjustment for income taxes	(1,502)	(118)	(3,274)	(444)
Non-GAAP net income attributable to common stockholders-diluted	$24,220	$14,170	$70,364	$35,302

GAAP weighted average shares outstanding-diluted	44,464	43,023	44,056	18,280
Add back:
Convertible preferred stock	—	—	—	16,268
Dilutive stock options to purchase common stock	—	—	—	4,518
Dilutive ESPP shares	—	—	—	36
Dilutive stock warrants	—	—	—	363
Non-GAAP weighted average shares outstanding-diluted	44,464	43,023	44,056	39,465

GAAP diluted EPS attributable to common stockholders	$0.38	$0.24	$1.15	$(1.46)
Non-GAAP diluted EPS attributable to common stockholders	$0.54	$0.33	$1.60	$0.89